Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Option Plan of Community West Bancshares of our report dated March 6, 2015, with respect to the consolidated financial statements of Community West Bancshares included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
June 27, 2017